Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 9, 2003, on our audit of the financial statements of World Wide Video, Inc. as of September 30, 2002, which report is included in the Annual Report on Form 10-KSB for the year ended September 30, 2002.

SIGNED

/s/Thompson, Greenspon & Company, P.C.
___________________________________
Thompson, Greenspon & Company, P.C.
February 27, 2003